THIRD AMENDMENT AND COMMITMENT INCREASE
THIS THIRD AMENDMENT AND COMMITMENT INCREASE (this “Third Amendment”), dated as of April 23, 2013, is by and among CARRIAGE SERVICES, INC., a Delaware corporation (the “Borrower”), the banks listed on the signature pages hereof (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).
BACKGROUND
A.The Borrower, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 30, 2012, as amended by that certain First Amendment to Credit Agreement, dated as of November 29, 2012 and that certain Second Amendment to Credit Agreement, dated as of February 14, 2013 (said Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B.Pursuant to Section 2.14 of the Credit Agreement, the Borrower has requested an increase in the Revolving Credit Commitments to $125,000,000. Such increase in the Revolving Credit Commitments is to become effective on the date that the conditions to effectiveness set forth in Section 5(b) of this Third Amendment are satisfied (the “Third Amendment Increase Effective Date”).

C.In addition, the Borrower has requested that the Lenders amend the Credit Agreement, as more fully set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
1.AMENDMENTS.

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order to read as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Future Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act determined after giving effect to Section 10.20 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor's Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, at any time, each Loan Party, with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Refinancing Subordinated Debt” has the meaning specified in Section 7.03(e).
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.20).
“Swap Obligations” means with respect to any Guarantor any obligations owed to any Lender or any Affiliate of a Lender to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Third Amendment and Commitment Increase Agreement” means that certain Third Amendment and Commitment Increase, dated as of April 23, 2013, among the Borrower, the Lenders party thereto and the Administrative Agent.
“Third Amendment Consent Effective Date” means the date that the conditions to effectiveness set forth in Section 5(a) of the Third Amendment and Commitment Increase Agreement are satisfied.
“Third Amendment Increase Effective Date” has the meaning given to such term in the Third Amendment and Commitment Increase Agreement.
“Third Amendment Pricing Effective Date” means the date that the conditions to effectiveness set forth in Section 5(c) of the Third Amendment and Commitment Increase Agreement are satisfied.
(b)The definition of “Applicable Fee Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facility, the applicable percentage per annum set forth below determined by reference to the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

	Applicable Fee Rate
Pricing Level	Leverage Ratio	Commitment Fee
1	< 2.50 : 1.00	0.300%
2	< 3.00: 1.00 but ≥ 2.50: 1.00	0.350%
3	< 3.50: 1.00 but ≥ 3.00: 1.00	0.400%
4	≥ 3.50: 1.00	0.450%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding the foregoing, the Applicable Fee Rate in effect from and after the Third Amendment Pricing Effective Date through and including the date the Compliance Certificate is delivered pursuant to Section 6.02(b) for the Fiscal Quarter ending June 30, 2013 shall be Pricing Level 3.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).

(c)The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means in respect of the Term Facility and the Revolving Credit Facility, the applicable percentage per annum set forth below determined by reference to the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Leverage Ratio	Eurodollar Rate / Letter of Credit Fees	Base Rate
1	< 2.50 : 1.00	2.000%	1.000%
2	< 3.00 : 1.00 but ≥ 2.50 : 1.00	2.500%	1.500%
3	< 3.50 : 1.00 but ≥ 3.00 : 1.00	3.000%	2.000%

4	≥ 3.50 : 1.00	3.500%	2.500%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply in respect of the Term  Facility and the Revolving Credit Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding the foregoing, the Applicable Rate in effect from and after the Third Amendment Pricing Effective Date through and including the date the Compliance Certificate is delivered pursuant to Section 6.02(a) for the Fiscal Quarter ending June 30, 2013 shall be Pricing Level 3.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
(d)The definition of “Obligations” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the "." at the end thereof and (ii) adding the following at the end thereof:

; provided that the "Obligations" shall exclude any Excluded Swap Obligations.

(e)The definition of “Restricted Payment” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Restricted Payment” means (a) any Dividend, (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such Equity Interests, unless such Equity Interests shall be redeemed or acquired through the exchange of such Equity Interests with Equity Interests of the same or another class or options or warrants to purchase such Equity Interests or Equity Interests of another class, or (c) any payment or prepayment of principal, interest, premium or penalty of or in respect of any Subordinated Debt or Refinancing Subordinated Debt or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any of the Subordinated Debt or Refinancing Subordinated Debt.
(f)The definition of “Subordinated Debt” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Subordinated Debt” means, with respect to the Borrower and as of any date of its issuance, any unsecured indebtedness for borrowed money, for which the Borrower is directly and primarily obligated, in an aggregate principal amount not to exceed $[100] million; provided that (a) such indebtedness (i) arises after the date of this Agreement, (ii) does not have any stated maturity before the latest maturity of any of the Obligations, (iii) has terms that are no more restrictive than the terms of the Loan Documents, and (iv) is expressly subordinated to the Obligations and has payment and other terms satisfactory to the Administrative Agent in its sole discretion and (b) the proceeds of such indebtedness are used solely (i) to repurchase the Trust Notes or Trust Preferred Stock, in each case including any accrued but unpaid interest thereon, (ii) to repurchase Equity Interests in an amount not greater than the Equity Interest issued upon the conversion of the Trust Notes, (iii) to pay fees and expenses related to transactions described in clauses (b)(i) and (b)(ii) above and (iv) to the extent any excess proceeds remain after the repurchases and payments described in clauses (b)(i) - (b)(iii) above, for general corporate purposes.

(g)The definition of “Total Debt” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Total Debt” means, at any time, an amount equal to the remainder of (a) Debt of the Borrower and its Subsidiaries minus (b) the sum of (i) the Trust Notes, (ii) the Subordinated Debt and (iii) the Refinancing Subordinated Debt.

(h)The first sentence of Section 2.14(a) of the Credit Agreement is hereby amended to read as follows:

Provided there exists no Default, at any time after the Third Amendment Increase Effective Date, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Revolving Credit Facility from one or more Lenders by an amount (for all such requests) not exceeding $40,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000 and (ii) the Borrower may make a maximum of three such requests.
(i)Section 6.03 of the Credit Agreement is hereby amended by (i) deleting the "and" at the end of clause (d) thereof, (ii) deleting the "." at the end of clause (e) thereof and inserting "; and" in lieu thereof and (iii) adding a new clause (f) thereto to read as follows:

(f)    of any notice received by the Borrower of its default under the Subordinated Debt.
(j)Section 6.11 of the Credit Agreement is hereby amended to read as follows:

Section 6.11    Use of Proceeds. The Borrower shall use the proceeds of the Credit Extensions (a) to repay certain indebtedness, including the Senior Notes, (b) for working capital and Acquisitions, (c) to make certain Capital Expenditures, (d) to pay the accrued interest on the Trust Notes, Subordinated Debt and Refinancing Subordinated Debt and (e) for general corporate purposes not in contravention of any Law or of any Loan Document.

(k)Section 7.03(e) of the Credit Agreement is hereby amended to read as follows:

(e)    Subordinated Debt and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination, and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing Subordinated Debt being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Debt does not exceed the then applicable market interest rate (such refinancing, refunding, renewing or extending Debt, the "Refinancing Subordinated Debt");

(l)Section 7.06(a)(ii) of the Credit Agreement is hereby amended to read as follows:

(ii)
so long as there exists no Default both immediately before and after giving effect to any such transaction, (A) the Borrower may purchase Equity Interests (1) purchased from the Borrower by employees or former employees of the Borrower or any of its Subsidiaries in connection with the exercise of stock options or (2) in lieu of withholding taxes resulting from the vesting of any grant of restricted Equity Interests granted by the Borrower to employees or former employees of the Borrower or any of its Subsidiaries, and (B) the Borrower and its Subsidiaries may pay regularly scheduled interest, in respect of any Subordinated Debt; provided, however, that in the case of clause (A), the aggregate amount of such transactions shall not exceed $15,000,000 during the term of this Agreement;

(m)Section 7.06(a)(iii) of the Credit Agreement is hereby amended to read as follows:

(iii)
so long as there exists no Default both before and after giving effect to any such transaction (which shall include calculation of the financial covenants set forth in Section 7.11 on a pro forma basis as of the fiscal quarter-end immediately preceding any proposed Restricted Payment), (w) the Borrower may make (A) payments of Dividends on and redemptions of Existing Preferred Stock, (B) payments of Dividends on Qualified Preferred Stock, (C) distribution of the Trust Notes to the holders of the Trust Preferred Stock in connection with the dissolution of the Trust

Subsidiary, (D) payments of Dividends on its common stock, and (E) repurchases of the Trust Notes or Trust Preferred Stock with the proceeds of the issuance of Subordinated Debt, (x) the Borrower may repurchase Equity Interests with the proceeds of Subordinated Debt not otherwise used to refinance the Trust Notes in an amount not greater than the Equity Interest issued upon the conversion of the Trust Notes, (y) any Loan Party may make Restricted Payments pursuant to the Long Term Incentive Program, and (z) the Borrower may pay interest on the Trust Notes to the Trust Subsidiary and may cause or permit the Trust Subsidiary to declare, make or pay Dividends in respect of the Trust Preferred Stock; and

(n)Section 7.06(a)(iv) of the Credit Agreement is hereby amended to read as follows:

(iv)
so long as there exists no Default both before and after giving effect to any such transaction (which shall include calculation of the financial covenants set forth in Section 7.11 on a pro forma basis as of the fiscal quarter-end immediately preceding any proposed Restricted Payment), the Borrower may (a) make regularly scheduled payments of principal, interest, premium or penalty on (i) Subordinated Debt within the terms specified in the definition of Subordinated Debt as set forth in this Agreement and (ii) Refinancing Subordinated Debt within the terms specified in the definition of Refinancing Subordinated Debt as set forth in this Agreement and (b) make cash payments required to be made upon conversion of Subordinated Debt, provided that (x) such cash payments are made solely with the proceeds of Refinancing Subordinated Debt or (y) immediately after giving pro-forma effect to the making of such cash payments, (i) the Leverage Ratio on a pro-forma basis is less than or equal to 2.75 to 1.00 and (ii) Liquidity is at least $15,000,000.

(o)Section 8.01(l) of the Credit Agreement is hereby amended to read as follows:

(l)        Other Obligations. (i) Any event shall occur or condition shall exist under the Trust Preferred Stock, Trust Notes or Trust Guaranties (collectively, the “Debt Documents”), after the applicable grace period, if any, specified in such Debt Document, if the effect of such event or condition is to accelerate the maturity of the Trust Preferred Stock or Trust Notes, as applicable; (ii) without the prior written consent of the Required Lenders, any modification shall be made to any Debt Document which (a) renders the subordination provisions thereof more favorable to the holders of the Trust Preferred Stock or Trust Notes, as applicable, or less favorable to the Lenders, or (b) renders the economic terms of the Trust Preferred Stock or Trust Notes, as applicable, materially more favorable to the holders of the Trust Preferred Stock or Trust Notes, as applicable, or materially less favorable to the Borrower or the applicable

Subsidiary, (iii) any event shall occur under any Debt Document that would permit the holders thereof to require the redemption or mandatory prepayment thereof; (iv) any default shall occur under Subordinated Debt, after the applicable grace period, if any, specified in such Subordinated Debt, if the effect of such default is to accelerate the maturity of such Subordinated Debt; (v) without the prior written consent of the Required Lenders, any modification shall be made to Subordinated Debt which (a) renders the subordination provisions thereof more favorable to the holders of Subordinated Debt, or less favorable to the Lenders, or (b) renders the economic terms of Subordinated Debt materially more favorable to the holders of Subordinated Debt or materially less favorable to the Borrower or the applicable Subsidiary; (vi) any default shall occur under any Refinancing Subordinated Debt, after the applicable grace period, if any, specified in such Refinancing Subordinated Debt, if the effect of such default is to accelerate the maturity of such Refinancing Subordinated Debt; and (vii) without the prior written consent of the Required Lenders, any modification shall be made to any Refinancing Subordinated Debt which (a) renders the subordination provisions thereof more favorable to the holders of Refinancing Subordinated Debt, or less favorable to the Lenders, or (b) renders the economic terms of Refinancing Subordinated Debt materially more favorable to the holders of Refinancing Subordinated Debt or materially less favorable to the Borrower or the applicable Subsidiary; or
(p)Section 8.03 of the Credit Agreement is hereby amended by adding the following paragraph to the end thereof:

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.

(q)Article X of the Credit Agreement is hereby amended by adding the following new Section 10.20 thereto to read as follows:

10.20    Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a security interest under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor's obligations and undertakings under this Section 10.20 voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.20 shall remain in full force and effect until the

Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 10.20 to constitute, and this Section 10.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

2.REVOLVING CREDIT FACILITY INCREASE. On the Third Amendment Increase Effective Date, (a) Bank of America agrees to increase its Revolving Credit Commitment to $26,047,641.08, (b)  Regions Bank agrees to increase its Revolving Credit Commitment to $23,903,792.78, (c) Compass Bank agrees to increase its Revolving Credit Commitment to $13,068,917.67, and (d) BOKF, NA dba Bank of Texas agrees to increase its Revolving Credit Commitment to$14,967,622.57.

3.SCHEDULE 2.01. As of the Third Amendment Increase Effective Date, and after giving effect to the Non-Consenting Lender Assignment (a) Schedule 2.01 to the Credit Agreement shall be replaced by the form of Schedule 2.01 to this Third Amendment and (b) the respective Commitment and Applicable Percentages of each Lender shall be in the amount and percentage set forth on such Schedule 2.01.

4.REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and after giving effect to the increase in the Revolving Credit Facility provided for in this Third Amendment, and immediately after giving effect to this Third Amendment:

(a)the representations and warranties contained in the Credit Agreement and the other Loan Documents that are subject to materiality or Material Adverse Effect qualifications are true and correct in all respects on and as of the date hereof as made on and as of such date, and the representations and warranties contained in the Credit Agreement and the other Loan Documents that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects on and as of the date hereof as made on and as of such date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement;

(b)no event has occurred and is continuing which constitutes a Default or Event of Default;

(c) (i) the Borrower has full power and authority to execute and deliver (A) this Third Amendment, (B) the Revolving Loan Notes payable to Bank of America, Regions Bank, Compass Bank, N.A., and BOKF, N.A. dba Bank of Texas in the amounts of their respective Revolving Credit Commitments as increased by this Third Amendment (collectively, the “Replacement Notes”) and (C) a Term Loan Note and Revolving Credit Note each payable to JPMorgan Chase Bank, N.A. (collectively, the “New Notes”), (ii) this Third Amendment, the Replacement Notes and the New Notes have been duly executed and delivered by the Borrower and (iii) this Third Amendment, the Replacement Notes, the New Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d)neither the execution, delivery and performance of this Third Amendment, the Replacement Notes, the New Notes or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with (i) any Organization Documents of the Borrower or its Subsidiaries, (ii) to Borrower's knowledge, any Law applicable to the Borrower or its Subsidiaries or (iii) any indenture, agreement or other instrument to which the Borrower, the Subsidiaries or any of their respective properties are subject; and

(e)no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required to be obtained or made by the Borrower pursuant to statutory law applicable to the Borrower as a condition to (i) the execution, delivery or performance by the Borrower of this Third Amendment, the Replacement Notes or the New Notes, or (ii) the acknowledgement by each Guarantor of this Third Amendment.

5.CONDITIONS OF EFFECTIVENESS.

(a)All provisions of this Third Amendment except Sections 1(b), 1(c), Section 2 and Section 3, shall be effective upon satisfaction of, or completion of, the following:

(i)the Administrative Agent shall have received counterparts of this Third Amendment executed by Lenders comprising the Required Lenders;

(ii)the Administrative Agent shall have received counterparts of this Third Amendment executed by the Borrower and acknowledged by each Guarantor;

(iii)the representations and warranties set forth in Section 4 of this Third Amendment shall be true and correct;

(iv)the Administrative Agent shall have received, for the pro rata account of the Lenders timely executing and delivering a signature page to this Third Amendment (other than JPMorgan Chase Bank, NA), an amendment fee equal to 0.075% of the Revolving Credit Commitment of, and outstanding principal amount of the Term Loans held by, each such Lender;

(v)the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

(b)All provisions of this Third Amendment except Sections 1(b) and 1(c), shall be effective upon satisfaction of, or completion of, the following:

(i)the satisfaction of each of the conditions of effectiveness set forth in Section 5(a) above;

(ii)the the Administrative Agent shall have received from the Borrower duly executed Replacement Notes for Bank of America, Regions Bank, Compass Bank, N.A., and BOKF, N.A. dba Bank of Texas and duly executed New Notes for JPMorgan Chase Bank, N.A;

(iii)the Administrative Agent shall have received the certificate of the Borrower required by Section 2.14(e) of the Credit Agreement, together with the resolutions required therein;
(iv)the Administrative Agent shall have received in immediately available funds for the account of each Lender that has increased its Revolving Credit Commitment an amount equal to the product of (i) 0.35% and (ii) the amount of the increase of each such Lender's Revolving Credit Commitment;

(v)the Administrative Agent shall have received in immediately available funds for the account of JPMorgan Chase Bank, N.A., an amount equal to the product of (i) 0.35% and (ii) the amount of such Lender's Revolving Credit Commitment and outstanding Term Loans;

(vi)the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, a legal opinion as to the matters set forth in Section 4(c), (d) and (e) above; and

(vii)the Administrative Agent shall have received a fully executed Master Assignment and Assumption Agreement by Wells Fargo Bank, N.A. (the "Non‑Consenting Lender Assignment") and each assignee party thereto whereby Wells Fargo assigns all of its rights and obligations under the Credit Agreement to such assignees.

(c)Sections 1(b) and 1(c) of this Third Amendment shall be effective only upon satisfaction of, or completion of, the following:
(i)    the Administrative Agent shall have received counterparts of this Third Amendment executed by each of the Lenders; and
(ii)    the satisfaction of each of the conditions of effectiveness set forth in Section 5(a) (ii) - (v) above and Section 5(b)(ii) - (vii) above.

6.GUARANTOR'S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Third Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein and (ii) cover the Revolving Credit Commitments as increased by this Third Amendment, (c)  ratifies and confirms its obligations under its Guaranty, (d) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty and (e) acknowledges and agrees that notwithstanding anything in its Guaranty to the contrary, “Guarantied Obligations” as defined in its Guaranty with respect to such Guarantor shall not include Excluded Swap Obligations.

7.REFERENCE TO THE CREDIT AGREEMENT.

(a)Upon and during the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Third Amendment.

(b)Except as expressly set forth herein, this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

8.COSTS AND EXPENSES. The Borrower shall be obligated to pay the reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder.

9.EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Third Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

10.GOVERNING LAW; BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law. This Third Amendment shall be binding upon the Borrower, the Administrative Agent and each Lender and their respective successors and permitted assigns.

11.HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

12.ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS

REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date above written.
CARRIAGE SERVICES, INC.

By:         /s/ L. William Heiligbrodt
L. William Heiligbrodt
Executive Vice President and Secretary

Signature Page - Third Amendment

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Darleen R. Parmelee
Name: Darleen R. Parmelee
Title: Assistant Vice President

Signature Page - Third Amendment

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Gary L. Mingle
Name: Gary L. Mingle
Title: Assistant Vice President

Signature Page - Third Amendment

RAYMOND JAMES BANK, N.A.,
as a Lender and Co-Syndication Agent

By: /s/ Scott G. Axelrod
Name: Scott G. Axelrod
Title: Vice President

Signature Page - Third Amendment

REGIONS BANK,
as a Lender and Co-Syndication Agent

By: /s/ Larry C. Stephens
Name: Larry C. Stephens
Title: Senior Vice President

Signature Page - Third Amendment

AMEGY BANK NATIONAL
ASSOCIATION, as a Lender and Co-
Syndication Agent

By: /s/ Eva Wolod
Name: Eva Wolod
Title: Corporate Banking Officer

Signature Page - Third Amendment

CADENCE BANK, N.A.,
as a Lender

By: /s/ Ross L. Vaughan
Name: Ross L. Vaughan
Title: Senior Vice President

Signature Page - Third Amendment

COMPASS BANK,
as a Lender

By: /s/ Tom Brosig
Name: Tom Brosig
Title: Senior Vice President

Signature Page - Third Amendment

BOKF, NA dba BANK OF TEXAS,
as a Lender

By: /s/ H. Michael Sultanik
Name: H. Michael Sultanik
Title: Senior Vice President

Signature Page - Third Amendment

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Kristin Centracchio
Name: Kristin Centracchio
Title: Vice President

Signature Page - Third Amendment

GUARANTORS:

ARIA CREMATION SERVICES, LLC
BARNETT, DEMROW & ERNST, INC.
CARRIAGE CEMETERY SERVICES, INC.
CARRIAGE CEMETERY SERVICES OF     CALIFORNIA, INC.
CARRIAGE CEMETERY SERVICES OF IDAHO,     INC.
CARRIAGE FLORIDA HOLDINGS, INC.
CARRIAGE FUNERAL HOLDINGS, INC.
CARRIAGE FUNERAL MANAGEMENT, INC.
CARRIAGE FUNERAL SERVICES OF     CALIFORNIA, INC.
CARRIAGE FUNERAL SERVICES OF     KENTUCKY, INC.
CARRIAGE FUNERAL SERVICES OF     MICHIGAN, INC.
CARRIAGE HOLDING COMPANY, INC.
CARRIAGE INSURANCE AGENCY OF     MASSACHUSETTS, INC.
CARRIAGE INTERNET STRATEGIES, INC.
CARRIAGE LIFE EVENTS, INC.
CARRIAGE MANAGEMENT, INC. (formerly Carriage Management, L.P.)
CARRIAGE MERGER VI, INC.
CARRIAGE MERGER VII, INC.
CARRIAGE MERGER VIII, INC.
CARRIAGE MERGER IX, INC.
CARRIAGE MERGER X, INC.
CARRIAGE MUNICIPAL CEMETERY     SERVICES OF NEVADA, INC.
CARRIAGE PENNSYLVANIA HOLDINGS, INC.
CARRIAGE SERVICES OF CONNECTICUT,     INC.
CARRIAGE SERVICES OF NEVADA, INC.
CARRIAGE SERVICES OF NEW MEXICO, INC.
CARRIAGE SERVICES OF OHIO, LLC
CARRIAGE SERVICES OF OKLAHOMA, L.L.C.
CARRIAGE TEAM CALIFORNIA     (CEMETERY), LLC
CARRIAGE TEAM CALIFORNIA (FUNERAL),     LLC
CARRIAGE TEAM FLORIDA (CEMETERY),     LLC
CARRIAGE TEAM FLORIDA (FUNERAL), LLC

Schedule 2.01

CARRIAGE TEAM KANSAS, LLC
CATAUDELLA FUNERAL HOME, INC.
CFS FUNERAL SERVICES, INC.
CHC INSURANCE AGENCY OF OHIO, INC.
CLOVERDALE PARK, INC.
COCHRANE’S CHAPEL OF THE ROSES, INC.
CSI FUNERAL SERVICES OF     MASSACHUSETTS, INC.
FORASTIERE FAMILY FUNERAL SERVICE,     INC.
HORIZON CREMATION SOCIETY, INC.
HUBBARD FUNERAL HOME, INC.
ROLLING HILLS MEMORIAL PARK
WILSON & KRATZER MORTUARIES

By:         /s/ L. William Heiligbrodt

L. William Heiligbrodt
Executive Vice President and Secretary for all

Schedule 2.01

SCHEDULE 2.01
Commitments and Applicable Percentages

Lender	Total Allocation	Applicable Percentage in respect of the Revolving Credit Facility	Revolving Credit Commitment	Applicable Percentage in respect of the Term Facility	Term Loan
Bank of America, N.A.	$53,510,638.34	20.83811286%	$26,047,641.08	21.97039781%	$27,462,997.26
Regions Bank	$44,255,319.14	19.12303422%	$23,903,792.78	16.28122109%	$20,351,526.36
Raymond James Bank, N.A.	$34,255,319.14	12.5106383%	$15,638,297.87	14.89361702%	$18,617,021.27
Amegy Bank National Association	$34,255,319.14	12.5106383%	$15,638,297.87	14.89361702%	$18,617,021.27
Cadence Bank, N.A.	$24,468,085.10	8.93617022%	$11,170,212.77	10.63829786%	$13,297,872.33
Compass Bank	$24,574,468.08	10.45513414%	$13,068,917.67	9.20444033%	$11,505,550.41
BOKF, NA dba Bank of Texas	$24,680,851.06	11.97409806%	$14,967,622.57	7.77058279%	$9,713,228.49
JPMorgan Chase Bank, N.A.	$10,000,000.00	3.65217391%	$4,565,217.39	4.34782609%	$5,434,782.61
Totals	$250,000,000.00	100.000000000%	$125,000,000.00	100.000000000%	$125,000,000.00

Schedule 2.01